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                                  Exhibit 11.0


                       Computation of per share earnings
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SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION                                       EXHIBIT 11
JUNE 30, 1996



EARNINGS PER SHARE CALCULATION

                                                  2nd Quarter 1996              1996 Year-to-Date

COMMON AND EQUIVALENT SHARES (PRIMARY)
- --------------------------------------

     EARNINGS                                       $     325,524                  $    613,150

     SHARES & EQUIVALENT SHARES
          Common Shares                                10,951,218                    10,951,218
          Exercisable Options                             350,000                       350,000
                                                    -------------                  ------------

                    TOTAL                              11,301,218                    11,301,218

                         EPS                        $    0.028804                  $   0.054255
FULLY DILUTED
- -------------

     EARNINGS                                       $     325,524                  $    613,150

     SHARES & EQUIVALENT SHARES
          Common Shares                                10,951,218                    10,951,218
          Exercisable Options                             350,000                       350,000
                                                      -----------                   -----------

                    TOTAL                              11,301,218                    11,301,218

                         EPS                        $    0.028804                  $   0.054255